LIFE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                        ESOP Voting Instruction Statement

     The undersigned hereby instructs the trustees of the trust created pursuant to the Employee Stock Ownership Plan ("Plan") of Life Bancorp, Inc. ("Company") to vote the shares of Common Stock, which have been allocated to my account as of March 7, 1997 under the Plan, upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held at the Norfolk Waterside Marriott located at 235 East Main Street, Norfolk, Virginia, on Thursday, April 24, 1997 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting.

1.   ELECTION OF DIRECTORS


     [  ]  FOR all nominees listed       [  ]   WITHHOLD AUTHORITY
              below (except as marked            for all nominees listed below
              to the contrary below)


Nominees for three-year term: E. Saunders Early, Jr., William J. Jonak, Jr. and
                              Tollie W. Rich, Jr.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of the nominee in the space provided below.)

     --------------------------------------------------------------------


2. PROPOSAL to ratify the appointment of Edmondson, LedBetter & Ballard,L.L.P. as the Company's independent auditor for the fiscal year ending
     December 31, 1997.

     [  ]  FOR             [  ]  AGAINST            [  ]  ABSTAIN


3. In their discretion, upon such other business as may properly come before the meeting.


                  (Continued and to be signed on reverse side)

         The Company's Board of Directors recommends a vote FOR each of the nominees for director listed above and FOR Proposals 2 and 3. Such votes are hereby solicited by the Board of Directors.

                                            Dated:                       , 1997

                                            ___________________________________

                                            ___________________________________
                                            Signature(s)

                                            If you  return  this  card  properly
                                            signed but do not otherwise specify,
                                            shares will be voted FOR each of the
                                            nominees   for   director   and  FOR
                                            Proposals  2 and  3.  If  you do not
                                            return  this  card,  shares  will be
                                            voted  by the  trustees  in the same
                                            proportion  as the shares  under the
                                            Plan have voted.



         PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.